CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to reference to our Firm under the caption "Financial Highlights" in this Post-Effective Amendment No. 41 to the registration statement of STI Classic Funds on Form N-1A relating to the financial highlights of the STI High Income Fund (formerly known as the ESC Strategic Income Fund).

                                                  /s/PricewaterhouseCoopers LLP

Columbus, Ohio
September 26, 2001